SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2012

IBERIABANK CORPORATION

(Exact name of Registrant as Specified in Charter)

Louisiana	0-25756	72-1280718
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 West Congress Street, Lafayette, Louisiana 70501

(Address of Principal Executive Offices)

(337) 521-4003

Registrant’s telephone number, including area code

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 21, 2012, the Compensation Committee granted restricted stock awards to non-employee directors of IBERIABANK Corporation as follows:

Name	Restricted Stock Award (Shares)	Grant Date Per Share Fair Value of Awards
William H. Fenstermaker	1000	$48.71
Harry V. Barton, Jr.	1000	$48.71
Elaine D. Abell	1000	$48.71
Ernest P. Breaux, Jr.	1000	$48.71
John N. Casbon	1000	$48.71
David H. Welch	1000	$48.71
E. Stewart Shea, III	1000	$48.71
O. Miles Pollard, Jr.	1000	$48.71
John E. Koerner, III	1000	$48.71

The restricted stock awards will vest equally over a three-year period commencing with the first anniversary date of the awards. The restricted stock awards are subject to other terms and conditions of the 2010 Stock Incentive Plan and the Restricted Stock Award Agreement.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

Exhibit 10.1	Form of Restricted Stock Award Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IBERIABANK CORPORATION

DATE: May 23, 2012	By:	/s/ Daryl G. Byrd
Daryl G. Byrd
President and Chief Executive
Officer

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